                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Belmont Bancorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                BELMONT BANCORP.

                                  May 21, 2001


To the Shareholders of BELMONT BANCORP.:

     The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the meeting room at Undo's Restaurant, 51130 National Road, St. Clairsville, Ohio, on Monday, May 21, 2001, at 11:00 a.m. for the following purposes:

     1. To elect five persons as directors to serve for a three-year term expiring at the annual shareholders' meeting in 2004.

     2.   To approve the Belmont Bancorp. 2001 Stock Option Plan.

     3. To ratify the appointment of Crowe, Chizek and Company LLP as independent auditors for the year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on April 11, 2001, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.


                              By Order of the Board of Directors

                              Jane R. Marsh
                              Secretary

Bridgeport, Ohio
April 12, 2001

                                PROXY STATEMENT
                                       of
                                BELMONT BANCORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 21, 2001

     This Proxy Statement is furnished to the shareholders of Belmont Bancorp. (the "Company") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders of the Company to be held on May 21, 2001, at 11:00 a.m. in the meeting room at Undo's Restaurant, 51130 National Road, St. Clairsville, Ohio, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies.
Any proxy may be revoked any time before it is exercised.

     The Board of Directors has fixed the close of business on April 11, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date 11,101,403 shares of common stock of the Company were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of the shareholder's shares of common stock multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single Director, or such votes may be distributed among the nominees, as each shareholder may see fit.

     The proxies are solicited by the Board of Directors of the Company, and the cost thereof is borne by the Company. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Company or by announcement at the Shareholders' Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Annual Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about April 18, 2001.



                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Election of Directors

     The Company's Articles of Incorporation provide that the Board of Directors shall consist of from 12 to 18 persons as fixed by the Board. The Board has three classes of directors, with the members of one class to be elected annually for terms of three years. In March 2001, the Board adopted a resolution providing that 15 persons shall serve on the Board. There are currently five members of the Board in each of the three classes of directors. Accordingly, the Board has nominated five persons to serve in the class of directors whose term will expire in 2004.

  Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named below. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

     Joseph F. Banco, John H. Goodman, II, James R. Miller, Keith A. Sommer and Robert W. Whiteside have been nominated to serve as directors to hold office until the annual meeting of the Company held in 2004 or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the shareholders will be voted, unless otherwise directed, in favor of electing such persons as directors.

Recommendation

     The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of each nominee unless a contrary vote or authority withheld is specified.


                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

     Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company and certain directorships held by such person. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

Name                                      Age          Current Position with the Company
Nominees for Terms Ending in  2004

Joseph F. Banco                           57           Director
John H. Goodman, II                       56           Director
James R. Miller                           58           Director
Keith A. Sommer                           60           Director
Robert W. Whiteside                       55           Director

Directors with Terms Ending in  2002

Jay A. Beck                               53           Director
Mary L. Holloway Haning                   45           Director
Charles J. Kaiser, Jr.                    51           Director
Thomas P. Olszowy                         54           Director
Charles A. Wilson, Jr.                    58           Director

Directors with Terms Ending in 2003

David R. Giffin                           56           Director
Terrence A. Lee                           52           Director
Dana J. Lewis                             57           Director
W. Quay Mull, II                          58           Chairman of the Board
Wilbur R. Roat                            54           President, Chief Executive Officer and Director

Nominees for Terms Ending in 2004

      Joseph F. Banco has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since August 2000. He has served as the president of Farm Fresh Inc., a convenience store chain, since 1999. In addition, Mr. Banco has owned Sonny Boy Restaurant since 1966, has owned and operated Banco Building, a real estate development firm, since 1966, has served as the president of Copevco Inc. since 1977, has served as the president of J.F. & S.K. Land Inc. since 1994, has owned and operated The Clarendon since 1976, and has served as the president of Clarendon Inc. since 1998.

      John H. Goodman, II has served as a member of the Board of Directors of the Company and the Bank since 1974. Since 1969, he also has served as the president of Goodman Group, Inc. Mr. Goodman has been the owner of Harvey Goodman Realtor since 1975.

      James R. Miller has served as a member of the Board of Directors of the Company and the Bank since 1995. He also has served as the president and chief executive officer of Howden Buffalo, Inc. since November 1998. From April 1992 until November 1998, Mr. Miller was the president of New Philadelphia Fan Co., a subsidiary of Howden Buffalo, Inc.

      Keith A. Sommer has served as a member of the Board of Directors of the Company and the Bank since 1995. He also is president of the law firm, Sommer, Liberati & Berhalter Co., LPA. Mr. Sommer has been an attorney at Sommer, Liberati & Berhalter Co., LPA since 1968.

      Robert W. Whiteside has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since August 2000. He has served as the president of Whiteside Auto Dealers, an operator of automobile dealerships, since he founded the company in 1983. He has also served as the president of Whiteside Realty, Inc., a real estate brokerage firm, since 1985. In addition, Mr. Whiteside serves on the boards of various other organizations, including the Wheeling Symphony, the AAA Automobile Club, St. Mary's Church and the Oglebay Institute.

Directors with Terms Ending in  2002

      Jay A. Beck has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since August 2000. He has served as the manager and director of Beck-Altmeyer Funeral Home since 1998. Mr. Beck also serves on the boards or advisory boards of various organizations, including St. Clairsville Schools, the St. Clairsville Chamber of Commerce and the National and State Funeral Directors Association.

      Mary L. Holloway Haning has served as a member of the Board of Directors of the Company and the Bank since 1993. Since September 1996, she has been a teacher at Mount de Chantal School. From September 1995 to September 1996, Ms. Haning was the special projects coordinator at Plastic Surgery, Inc. From 1987 until 1995, Ms. Haning held the position of Director of Admissions at Wheeling Country Day School.

      Charles J. Kaiser, Jr. has served as a member of the Board of Directors of the Company and the Bank since 1979. Mr. Kaiser has been an attorney at the law firm, Phillips, Gardill, Kaiser & Altmeyer, since 1979, where he is now a partner.

      Thomas P. Olszowy has served as a member of the Board of Directors of the Company and the Bank since 1993. Mr. Olszowy is an independent insurance agent and has owned the Tom Olszowy Insurance Agency since 1976.

      Charles A. Wilson, Jr. has served as a member of the Board of Directors of the Company and the Bank since 1973. He currently is an Ohio State Representative. Mr. Wilson has been the president and owner of Wilson Funeral & Furniture Co., Inc. since 1967.

Directors  with Terms Ending in 2003

     David R. Giffin has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since October 2000. He is Vice President of Beaconsfield Financial Services, Inc., a securities brokerage firm based in Carnegie, Pennsylvania. In addition, Mr. Giffin has owned and served as president of Giffin Financial Group, a financial planning firm, since 1978, Giffin Management Group, a provider of property management services, since 1989, Giffin Mortgage Company, Inc., a mortgage brokerage firm, since 1992, Pension Systems, Inc., a provider of pension administration and management services, since 1979, and Marina Investors Group, Inc., an owner and operator of Grand Isle Marina, Grand Haven, Michigan, since 1992. He also serves on the board of directors of NorthPointe Bank, Grand Rapids, Michigan. In addition, Mr. Giffin serves as chairman of the Michigan

State Waterways Commission, having originally been appointed to a three-year term by Michigan Governor John Engler in 1996 and reappointed to a second three-year term in 1999. Mr. Giffin has held an NASD Series 7 and Series 24 license since 1969.

     Terrence A. Lee has served as a member of the Board of Directors of the Company and the Bank since 1987. He also has been the owner of the accounting firm, Lee & Associates, since January 1996. Mr. Lee previously was a partner in the accounting firm, Lee, O'Connor & Associates, in 1995. From 1989 until 1995, Mr. Lee was the owner of the accounting firm, Lee & Associates.

      Dana J. Lewis has served as a member of the Board of Directors of the Company and the Bank since 1994. Mr. Lewis has served as the president of Zanco Enterprises, Inc., an owner and operator of McDonald's restaurants, since 1977.

      W. Quay Mull, II has served as Chairman of the Board of Directors of the Company and the Bank since 1998 and was first elected to its Board of Directors in 1984. Mr. Mull has been employed at a management company, Mull Industries, Inc., since 1964, where he now serves as its Chairman of the Board of Directors.

      Wilbur R. Roat has served as a director and the President and Chief Executive Officer of the Company and the Bank since December 1999. Prior to accepting this appointment, Mr. Roat served as the president and chief executive officer of First Lehigh Bank from September 1994 until February 1999. From March 1992 to September 1994, Mr. Roat served as the president and chief executive officer of St. Edmond's Savings and Loan.

Meetings of the Board of Directors

     In 2000, the Board of Directors of the Company conducted nine meetings. Each director of the Company attended at least 75% of the meetings held during the time he or she served as director except for J. Vincent Ciroli, Jr. who attended five meetings in 2000 prior to his resignation in December 2000.

Committees

     The standing committees of the Board of Directors include the Executive Committee (which also functions as a nominating committee), the Audit Committee and the Compensation Committee.

     The Executive Committee has responsibility for acting upon matters that may arise between normally scheduled meetings of the full Board, for considering and making recommendations to the Board as to significant policy and other matters, and for nominating persons to serve on the Board. Messrs. Giffin, Goodman, Kaiser, Lewis, Mull, Olszowy, Sommer, Roat and Wilson are members of the Executive Committee. The Executive Committee met 10 times during 2000. All of the members of the Committee attended at least 75% of these meetings.

  The functions of the Audit Committee include recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company's financial statements; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company's internal auditors; reviewing with the independent and internal auditors the results of their examinations; and recommending changes in financial policies or procedures as suggested by the auditors. All members of the Audit Committee are independent directors as defined by its charter and the rules of The Nasdaq Stock Market. Messrs. Banco, Kaiser, Lee, Lewis, Miller and Olszowy are members of the Audit Committee. The Audit Committee met four times during 2000. All of the members of the Committee attended at least 75% of these meetings. See "Report of the Audit Committee."

     The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Messrs. Giffin, Goodman, Lee, Miller, Mull, Olszowy and Wilson are members of the Compensation Committee. The Compensation Committee met once during 2000. All of the members of the Committee attended this meeting. See "Report of the Compensation Committee."

     In addition, the Board may constitute a Stock Option Committee in 2001 to administer the Belmont Bancorp. 2001 Stock Option Plan. Unless and until a Stock Option Committee is constituted, the Belmont Bancorp. 2001 Stock Option Plan shall be administered by the full Board. See "Proposal No. 2: Stock Option Plan."

Director Compensation and Arrangements

  Prior to May 19, 1999, directors who were not employees of the Company were entitled to receive an annual retainer fee of $3,000, payable quarterly in arrears, plus an attendance fee of $300 for each Board or committee meeting attended. Payment of directors' fees was suspended beginning May 19, 1999, which suspension continues in effect.

Compensation Committee Interlocks and Insider Participation

     David R. Giffin, John H. Goodman, II, Terrence A. Lee, James R. Miller, W. Quay Mull, II, Thomas P. Olszowy and Charles A. Wilson, Jr. serve on the Company's Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals. Mr. Mull serves as the Company's Chairman.


                       PROPOSAL NO. 2: STOCK OPTION PLAN

Background Information

     On February 20, 2001, the Board of Directors of the Company adopted the Belmont Bancorp. 2001 Stock Option Plan (the "Plan") which authorizes the grant of options to purchase the Company's common stock to executives, directors, employees and agents of the Company and its subsidiaries.

     The approval of the Plan requires the affirmative vote of the holders of a majority of the common stock of the Company who are entitled to vote and are represented in person or by proxy at the annual meeting (assuming a quorum exists). Approval of the Plan is necessary for the Company to issue incentive stock options thereunder, but the Plan can otherwise be continued in effect on the basis of the Board's adoption.

Participation in the Plan

     All officers, directors (including members of the Committee), employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company are eligible to participate in the Plan. The Company estimates that four executive officers, 14 directors (who are not executive officers), and approximately 10 other officers and employees will be eligible to participate in the Plan. Under the Plan, the Compensation Committee has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of shareholders, to act in a manner calculated to maximize shareholder value. To this end, the Committee may elect to award options to key employees in full or partial substitution of cash bonuses.

     In February 2001, the Board awarded an option under the Plan to Wilbur R. Roat to purchase 75,000 shares of the Company's common stock at a price of $2.00 per share, as more fully described in the table below. Except for the award to Mr. Roat, the Committee has not determined whether it will award any options under the Plan in 2001.

                            New Plan Benefits Table

                                             Belmont Bancorp. 2001 Stock Option Plan
                                 -------------------------------------------------------------
   Name and Position                  Dollar Value ($)                  Number of Units
------------------------         -----------------------------     ---------------------------
Wilbur R. Roat, Chief                  $150,000 (1)                Option to purchase 75,000
Executive Officer                                                  shares of common stock
and President

--------------------
(1) This amount represents the amount by which the aggregate market price at April 5, 2001 of the shares of the Company's common stock issuable upon exercise of the option granted to Mr. Roat exceeds the aggregate exercise price of the option (including as to the portion of the option that had not vested at April 5, 2001 (45,000 shares)). The net value of the shares of common stock issuable upon the exercise of the portion of Mr. Roat's option that had vested at April 5, 2001 (30,000 shares), was $60,000.

Summary of the Plan

     The following summary of the Plan is qualified by reference to the full text of the Plan set forth in Annex A to this Proxy Statement. Generally, the Committee or the Board may modify the standard option terms as set forth in the Plan in any specific option agreement.

     Purpose. The purpose of this Plan is to closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

     Administration. The Plan will be administered by either the full Board of Directors or a Stock Option Committee (the "Committee") consisting of at least two members of the Company's Board. Each member of the Committee must be a "non-employee director" (as defined under applicable rules of the Securities and Exchange Commission) when the Committee is acting to grant options to participants who are also directors or officers. In addition, each member of the Committee must be an "outside director" within the meaning of applicable regulations under the Internal Revenue Code of 1986 (the "Code") when the Committee is acting to grant options to the Company's chief executive officer, one of the four most highly compensated officers (other than the chief executive officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option.

     Exercise Price of Options. The option price per share of common stock deliverable upon the exercise of an option is the price determined by the Committee at the time the option is granted, but cannot be less than 50% of the fair market value of the Company's common stock on the date of grant for a nonqualified stock option or 100% of such fair market value for an incentive stock option.

     Term of Options. The Plan provides for each option to have such term, not in excess of 10 years, as is determined by the Committee, subject to immediate termination in the event of the voluntary or involuntary termination of any participant, except in the event of a termination due to (i) death, in which event the option shall continue to be exercisable for a period of one year from the date of death (unless the option earlier terminates) or (ii) retirement or permanent disability, in which event the option shall continue to be exercisable for a period of 36 months from the date of termination of the participant's employment (unless the option earlier terminates). No awards may be made under the Plan after February 20, 2011, the tenth anniversary of the original adoption date of the Plan by the Board of Directors. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards. In addition, all options granted to a participant will terminate immediately and be forfeited upon the termination of such participant's employment for cause, as specified in the Plan.

     Vesting of Options. The Plan provides for each option to become exercisable under the Plan in 25% increments beginning on the first, second, third and fourth anniversaries of the date of grant, subject to immediate 100% vesting upon the occurrence of a change of control as specified in the Plan.

     Maximum Amount of Option Grants.   The maximum number of shares of common
stock that may be issued under the Plan will be 1,000,000 shares. In addition, no participant is entitled to receive options in any calendar year to purchase more than 300,000 shares of common stock, plus any amount of shares that were available within this limit in any prior year for which options were not granted. In order for options to qualify as incentive stock options under the Code, the aggregate fair market value (determined at the time the option is granted) of the shares issuable upon the exercise of options that vest during each calendar year cannot exceed $100,000 per individual. Options awarded as incentive stock options that exceed this limit would not be invalid, but would be recharacterized as nonqualified stock options. See "--Certain Federal Income Tax Matters," below, for a discussion of the federal income tax treatment of incentive and nonqualified stock options.

     Amendment of the Plan. The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend the Plan, except that (i) no amendment of the Plan may adversely affect any participant's rights under an option previously granted (unless the participant consents) and (ii) shareholder approval to any amendment must be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.

     Adoption of the Plan. The effective date of the Plan is February 20, 2001, the date the Board adopted the Plan. If the shareholders of the Company do not approve the Plan by February 20, 2002, no options granted under the Plan will constitute incentive stock options.

Certain Federal Income Tax Matters

     Under the Plan, the Committee may grant either incentive stock options under section 422 of the Code or nonqualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a nonqualified stock option will be treated as compensation to the participant for federal income tax purposes, and neither will result in a deduction for tax purposes for the Company.

     On exercise of an incentive stock option, the participant will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the participant will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the option price will generally be taxable to the participant as compensation income and deductible for tax purposes by the Company.

Recommendation

     The Board of Directors recommends that the shareholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                     PROPOSAL NO. 3:  SELECTION OF AUDITORS

The Auditors

  The Board of Directors appointed Crowe, Chizek and Company LLP, independent certified public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2001. Crowe, Chizek and Company LLP also audited the Company's financial statements for the year ended December 31, 2000. Representatives of Crowe, Chizek and Company LLP will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by shareholders.

  The appointment of Crowe, Chizek and Company LLP to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2001 is being presented to shareholders for ratification.

Audit Fees

     Crowe, Chizek and Company LLP billed the Company an aggregate of $86,300 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during the year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Crowe, Chizek and Company LLP did not bill the Company or any of its affiliates for the year ended December 31, 2000 for professional services rendered in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     Crowe, Chizek and Company LLP billed the Company an aggregate of $199,313 in fees for other services rendered to the Company and its affiliates for the year ended December 31, 2000.

Prior Accountants

     In October 1999, the Company dismissed S.R. Snodgrass A.C. ("Snodgrass") as its independent accountants. The decision to change independent accountants was approved by the Board of Directors and was reported to the Federal Reserve Bank and the Office of the Comptroller of the Currency. The Company had no disagreements with Snodgrass during its engagement by the Company in 1997, 1998 or 1999 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Snodgrass, would have caused Snodgrass to make reference thereto in their report on the financial statements. Snodgrass's reports on the financial statements for 1997 and 1998 contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Snodgrass previously advised the Company that it agreed with the disclosure of this matter in the Company's 8-K filed in October 1999. Subsequently, in connection with a shareholder derivative action, the Company filed cross claims against Snodgrass alleging professional negligence in failing to properly conduct its audits and make reports to the Board.

Recommendation

     The Board of Directors recommends that the shareholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                    INFORMATION REGARDING EXECUTIVE OFFICERS


     The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person's business experience during at least the past five years and positions held with the Company or its subsidiaries. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an officer except as may be hereinafter described.

W. Quay Mull, II             58        Chairman of the Board
Wilbur R. Roat               54        President, Chief Executive Officer and Director
Jane R. Marsh                39        Secretary; Senior Vice President, Controller and Cashier of
                                       the Bank
Stephen K. Kilpatrick        43        Senior Vice President and Senior Lending Officer of the Bank
Robert A. Brown              53        Senior Vice President, Retail Sales and Marketing

     W. Quay Mull, II. See "Information Concerning Directors and Nominees" for information concerning Mr. Mull.

     Wilbur R. Roat. See "Information Concerning Directors and Nominees" for information concerning Mr. Roat.

     Jane R. Marsh has held various responsible accounting positions with the Bank and the Company since 1987, most recently as the Senior Vice President, Controller and Cashier.

     Stephen K. Kilpatrick joined the Bank in March 1999 and was subsequently appointed Senior Vice President and Senior Lending Officer. From 1994 until joining the Bank, Mr. Kilpatrick served as Vice President of Commercial Lending at the First National Bank of Zanesville.

     Robert A. Brown joined the Bank in November 1992 and was appointed Senior Vice President, Retail Sales and Marketing, in August 2000. Prior to joining the Bank, Mr. Brown was a Senior Vice President of Marketing for Chase (now J.P. Morgan Chase & Co.) affiliate banks in Ohio and New York.

                             EXECUTIVE COMPENSATION

     The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 31, 2000, 1999 and 1998 to the person who has served as the chief executive officer of the Company throughout 2000. No other person who served as an executive officer during 2000 had income that exceeded $100,000.

                           Summary Compensation Table

                                                            Annual Compensation
                                                  ---------------------------------------           All Other
Name and Principal Position                        Year      Salary ($)       Bonus ($)         Compensation ($)
------------------------------------------------  -------  ---------------  -------------      -----------------
Wilbur R. Roat,                                     2000       160,000      25,000(1)              44,763(2)
President and Chief Executive Officer               1999         6,154       -----                  -----
                                                    1998         -----       -----                  -----

----------------------
(1)  Paid in 2001 for services performed in 2000.
(2)  Represents moving expense reimbursements.

Employment Contracts

     In December 1999, the Bank and the Company entered into an employment agreement with Mr. Roat, which provides for his employment as the president and chief executive officer for a term of three years, subject to renewal, at an annual base salary of $160,000. In addition, in accordance with the terms of the agreement, Mr. Roat received a bonus of $25,000 for his success in improving the Bank's loan portfolio in 2000. The agreement also provides that the Company will adopt a mutually acceptable bonus plan, which provides for the payment of an annual bonus to Mr. Roat in subsequent years based on specified criteria. In addition, the agreement provides that options to purchase from 50,000 to 75,000 shares of the Company's common stock would be issued to Mr. Roat. In February 2001, options to purchase 75,000 shares at an exercise price of $2.00 per share were issued to him. The agreement further provides that if, prior to a change of control, the Company terminates or fails to renew the agreement without cause, Mr. Roat will be entitled to continuation of his compensation and benefits for the remaining term, if any, and for a six month severance period. If the Company terminates or fails to renew the agreement without cause within two years following a change of control or if Mr. Roat voluntarily terminates his employment within six months following a change of control, he will be entitled to receive payment of an amount equal to 299% of his annualized base salary and most recent bonus.

Other Compensation Plans and Arrangements

     The Bank has a Defined Contribution 401(k) Savings Plan, which allows employees who work over 1,000 hours per year to defer up to 10% of their pre-tax salary to the Plan. The Bank matches fifty percent (50%) of the first four percent (4%) deferred. The Bank may also make voluntary contributions to the Plan. In 2000, the Bank paid $34,955 in matching funds and no voluntary contribution was made.

     In February 2000, the Board adopted the Belmont Bancorp. 2001 Stock Option Plan, which is being submitted to the shareholders for approval at the annual meeting. In February 2001, the Board awarded an option under the Plan to Wilbur
R. Roat to purchase 75,000 shares of the Company's common stock at a price of $2.00 per share. See "Proposal No. 2: Stock Option Plan."

Performance Information

     Set forth below in tabular form is a comparison of the total shareholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Nasdaq U.S. Stocks Index (a broad equity market index which includes the stock of companies traded on the Nasdaq SmallCap Market) and the SNL Index of Banks with Assets less than $500 Million.

     No dividends were paid on the Company's common stock during the period shown. The return shown is based on the percentage change from December 31, 1995 through December 31, 2000.

                                                                    Period Ending
Index                                 12/31/95      12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                                        100.00         98.38        204.56        210.63         64.35         31.54
Nasdaq U.S. Stocks Index                100.00        123.04        150.69        212.51        394.92        237.62
SNL Bank Index (under $500M)            100.00        128.71        219.41        200.34        185.44        178.90


                      REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of high caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances, and to seek to align the interests of the employees with the interests of the Company's shareholders. The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits.

Compensation of Executive Officers

     Salary determinations for executive officers are based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. While the Company seeks to compensate its executives in a manner comparable to similarly situated financial institutions, the Company has not undertaken a formal study or survey of comparable institutions since 1997, when it retained Bank Compensation Strategies Group of Dublin, Ohio to advise it concerning salaries for comparable positions at other Ohio and regional banking organizations of similar size. Generally, the Company does not establish quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives.

Compensation of Chief Executive Officer

     In December 1999, the Company entered into an employment agreement with Wilbur R. Roat, the

Company's President and Chief Executive Officer. Mr. Roat negotiated his employment agreement with John H. Goodman, II and W. Quay Mull, II, who are members of the Compensation Committee. This agreement was subsequently approved by the Compensation Committee. The decision of the Compensation Committee regarding compensation for Mr. Roat was based upon various subjective factors such as Mr. Roat's responsibilities, position, qualifications and experience.
In reaching these decisions, the Compensation Committee considered published analyses and reports of executive compensation, but did not undertake a formal survey of compensation paid to executives by comparable companies or employ quantitative measures of performance.

                              Compensation Committee:

                              David R. Giffin         W. Quay Mull, II
                              John H. Goodman, II     Thomas Olszowy
                              Terrence A. Lee         Charles A. Wilson, Jr.
                              James R. Miller


                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee is composed of six independent directors and operates under a written charter adopted by the Board of Directors in accordance with Nasdaq rules. This charter is attached as Annex B to this Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     The Audit Committee also considered whether the provision of non-audit services, as described in "Proposal No. 3: Selection of Auditors," is compatible with maintaining the auditor's independence.

                                 Audit Committee:

                                 Charles J. Kaiser, Jr.    Dana J. Lewis
                                 Joseph F. Banco           James R. Miller
                                 Terrence A. Lee           Thomas P. Olszowy

                             PRINCIPAL SHAREHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth the number of shares and percentage of common stock beneficially owned as of April 11, 2001 by (i) each person who is known by the Company to own beneficially more than 5% of the shares of common stock, (ii) each director of the Company, (iii) the executive officer included in the "Summary Compensation Table" and (iv) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of common stock so indicated. There were 11,101,403 shares of common stock issued and outstanding as of April 11, 2001.

Security Ownership Table

Name and Address of Beneficial Owner                       Amount          Percent (%)
------------------------------------                 ----------------      -----------
W. Quay Mull, II                                          244,388(1)           2.2
Wilbur R. Roat                                             55,000(2)            *
David R. Giffin                                         1,000,000(3)           9.0
Terrence A. Lee                                            29,526(4)            *
John H. Goodman, II                                       323,821(5)           2.9
Keith A. Sommer                                            74,008(6)            *
James R. Miller                                            16,000(7)            *
Mary L. Holloway Haning                                     8,966(8)            *
Charles J. Kaiser, Jr.                                    153,870(9)           1.4
Thomas P. Olszowy                                          94,057(10)           *
Charles A. Wilson, Jr.                                    153,556(11)          1.4
Dana J. Lewis                                             153,975(12)          1.4
Jay A. Beck                                                 8,634(13)           *
Joseph F. Banco                                            56,520(14)           *
Robert W. Whiteside                                        90,883(15)           *
Directors and Executives Officers as a Group            2,492,514             22.4

-----------------------
* Less than 1%

1. This amount includes (i) 20,100 shares held in the name of Mull Machine Company, of which Mr. Mull is President and in which Mr. Mull holds a substantial ownership interest, (ii) 50,000 shares held in the name of his wife, Barbara P. Mull, and (iii) 160,000 shares held in the name of Mr. Mull.

2. This amount includes (i) 30,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $2.00 per share, expiring in February 2011, and (ii) 25,000 shares are held in the names of Wilbur R. and Joanne Roat as joint tenants.

3. This amount includes (i) 889,000 shares held in the name of the David R. Giffin Trust and (ii) 111,000 shares held in the name of Pension Systems Inc. Profit Sharing Plan f/b/o David R. Giffin. Mr. Giffin's business address is 151 South Rose Street, Suite 623, Kalamazoo, Michigan 49007.

4. This amount includes 32 shares each held in the names of Terrence A. Lee, Custodian for Katherine M. Lee, UOTMA, and Terrence A. Lee, Custodian for Tara
N. Lee, UOTMA. Katherine and Tara are Mr. Lee's minor daughters. This amount also includes 25,000 shares held in the name of Terrence A. and Cathy C. Lee as joint tenants. This amount does not include 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, as to which Mr. Lee disclaims any beneficial interest.

5. This amount includes (i) 32,134 shares held in the name of Marylouise Goodman IRA, (ii) 64,935 shares held in the name of Marylouise Goodman, wife of Mr. Goodman, to which Mr. Goodman disclaims any beneficial interest, (iii) 4,689 shares held in the name of John H. Goodman, Custodian for Emily Goodman, UOTMA, Mr. Goodman's minor child, (iv) 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest, (v) 30,601 shares held by J. Harvey Goodman and John H. Goodman, II, Trustees under a trust dated April 26, 1995, (vi) 23,784 shares held in the name of John H. Goodman, II, and (vii) 114,974 shares held in the name of the John H. Goodman, II IRA.

6.   These shares are held in the name of the Keith A. Sommer SEP IRA.

7.  These shares are held in the name of the James R. Miller IRA.

8. This amount includes (i) 2,560 shares held for the benefit of Ms. Haning in trust in which Wesbanco Bank Wheeling is trustee and (ii) 5,000 shares held in the name of Ms. Haning.

9. This amount includes (i) 1,180 shares held in the name of Deborah P. Kaiser, IRA, wife of Mr. Kaiser, to which Mr. Kaiser disclaims any beneficial interest,
(ii) 3,000 shares held in the name of Marchak Investment Co., a partnership, in which Mr. Kaiser is a general partner and holds a substantial beneficial interest, (iii) 34,800 shares held in the name of Wesbanco Trust and Investment Services, Trustee for Phillips, Gardill, Kaiser & Altmeyer P.S. Plan f/b/o Charles J. Kaiser, Jr. and (iv) 111,250 shares held in the name of Wesbanco Trust and Investment Services, Custodian for Charles J. Kaiser, Jr. IRA.

10. This amount includes (i) 30,254 shares held in the names of Tom and Diana Olszowy joint tenants with right of survivorship in which Mr. Olszowy shares voting and investment power, (ii) 754 shares held in the name of Tom Olszowy, custodian for Dana Paul Olszowy, (iii) 2,204 shares held in the name of Tom Olszowy, custodian for Jonathan T. Olszowy, as to which Mr. Olszowy disclaims any beneficial interest, (iv) 10,845 shares held in the name of Thomas P. Olszowy SEP IRA, (v) 14,250 shares issuable to Thomas P. and Diana L. Olszowy as joint tenants and (vi) 35,750 shares held in the name of Thomas P. Olszowy SEP IRA.

11. This amount includes (i) 7,804 shares held in the name of Wilson Funeral and Furniture Company, of which Mr. Wilson is President, and in which Mr. Wilson holds a substantial stock interest and has voting power, (ii) 16,300 shares issuable to Mr. Wilson, and (iii) 83,700 shares held in the name of Charles A. Wilson, Jr. IRA.

12. This amount includes (i) 111,885 shares held in the name of Mr. Lewis and a corporation controlled by him and (ii) 42,090 shares held in the name of the Dana Lewis IRA.

13.  These shares are held in the name of the Jay A. Beck IRA.

14. This amount includes (i) 53,500 shares held in the name of Mr. Banco, (ii) 1,510 shares held in the name of the Joseph F. Banco IRA and (iii) 1,510 shares held in the name of the Sherian K. Banco IRA.

15. These shares are held in the names of Robert W. and Paula Whiteside as joint tenants.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company's common stock were complied with in 2000.

                              CERTAIN TRANSACTIONS

     Certain Directors and Executive Officers and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 2000. From time to time the law firms of Phillips, Gardill, Kaiser & Altmeyer, of which Charles J. Kaiser, Jr. is a partner, and Sommer, Liberati & Berhalter Co., LPA, of which Keith A. Sommer is a partner, provide legal services to the Company and the Bank. Messrs. Kaiser and Sommer are directors of both the Company and the Bank. It is contemplated that these firms will be retained to perform additional legal services during the current year.

     David Giffin is a Vice President of Beaconsfield Financial Services, Inc., which acted as a selling agent in connection with the Company's offering of common stock in May and June 2000. Beaconsfield received selling compensation of $450,000 in connection with such offering.

     See "Executive Compensation--Employment Contracts" for a description of the employment agreement entered into among the Company, the Bank and Mr. Roat.


                            SHAREHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for the next Annual Meeting of Shareholders, shareholder proposals must be sent to the Company, directed to the attention of Wilbur R. Roat, for receipt not later than December 15, 2001.


                           GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.


                              By Order of the Board of Directors

                              Jane R. Marsh
                              Secretary

Bridgeport, Ohio
April 12, 2001

                                                                         ANNEX A

                               Belmont Bancorp.
                            2001 STOCK OPTION PLAN


                                   ARTICLE I
                                    GENERAL

1.01  Plan Name.

     This Plan shall be known as the Belmont Bancorp. 2001 Stock Option Plan (the "Plan").

1.02  Effective Date.

      The Effective date of the Plan shall be February 20, 2001; provided, however, that if the shareholders of Belmont Bancorp. do not approve the Plan by February 20, 2002, no Options (as defined in section 1.03) granted under the Plan shall constitute Incentive Stock Options (as defined in clause (i) of paragraph 1.04(c)(2)).

1.03  Purpose.

      The Plan authorizes Belmont Bancorp. (together with its subsidiaries, the "Company") to award options ("Options") to purchase Common Stock of the Company ("Common Stock"). The purposes of this Plan are to provide a means whereby the Company may:

      closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

1.04  Administration.

      The Plan shall be administered under the terms of this Section 1.04.

      (a) STOCK OPTION COMMITTEE. Except as further provided in this paragraph 1.04(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of either the full Board of Directors of the Company (the "Board of Directors") or a committee of at least two members of the Board of Directors who shall be appointed by, and serve at the pleasure of, the Board of Directors. If the Committee is composed of less than the full Board of Directors, then, unless the Board of Directors authorizes and directs otherwise, the composition of the Committee shall be controlled by the following provisions of this paragraph 1.04(a).

          (1) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Committee is acting to grant Options to those employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

              (i) selecting the directors or officers to whom Options may be granted;

              (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to an employee who is also a director or officer; and

              (iii) interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

      An officer or director who also has an employment status described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 1.04(a)(3).

          (2) Each member of the Committee must be an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Internal Revenue Code of 1986, as amended (the "Code"), when the Committee is acting to grant Options to an individual who has the following employment status with the Company:

              (i) the chief executive officer of the Company or an individual acting in that capacity;

              (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

              (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph 1.04(a)(2) within the exercise period of any contemplated option.

      Those actions which require a Committee of outside directors include the same actions as is described in paragraph 1.04(a)(1) except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 1.04(a)(2) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 1.04(a)(3) shall apply.

      If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of this paragraph 1.04(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.04(a)(1), or of outside directors as defined in this paragraph 1.04(a)(2).

          (3) In addition to any other limitation, the Committee shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2) Options for more than an aggregate of 300,000 shares of Common Stock under this Plan. Further, the number of shares of Common Stock under any Options awarded to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded to that employee. In addition, any shares of Common Stock under an Option of such an employee which are later repriced shall be deemed to be the cancellation of the original Option for shares of Common Stock and the grant of a new Option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

     (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person and the member participating by telephone or similar communications equipment can hear each other.

     (c) AUTHORITY OF THE COMMITTEE. The Committee shall have the power: (1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and nonemployees who are eligible to participate in the Plan and to whom Options are to be granted pursuant to section 1.05; provided, however, no Option shall be granted after February 20, 2011, the tenth anniversary of the original adoption date of the Plan, as provided by section 1.08; (2) to authorize the granting of (i) Options provided by Article 3 which qualify as Incentive Stock Options within the meaning of Code Section 422 (each an "Incentive Stock Option"), provided that only employees of the Company may be granted Incentive Stock Options, and (ii) Options provided by Article 2 which do not qualify under Code Section 422 (each a "Nonqualified Stock Option"); (3) to determine the number of shares awarded with each Option, subject to limitations provided under sections 1.07 and 3.05 and paragraph 1.04(a)(3); (4) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04 and 3.04; and (5) to impose limitations, restrictions and conditions upon any Option as the Committee shall deem appropriate.

      The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which a Plan participant is on military or an approved leave of absence from the Company as a period of employment of the Plan participant by the Company, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

     (d) INDEMNIFICATION OF COMMITTEE. In addition to other rights that they may have as members of the Board of Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer to the Company the opportunity to handle and defend the same, at the Company's own expense.

1.05. Eligibility for Participation.

      The Committee may select participants in the Plan from officers, directors, employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company. Committee members are eligible for participation. In making this selection and in determining the form and the number of shares awarded with an Option, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.06. Types of Awards Under Plan.

      Awards under the Plan may be in the form of any one or more of the following:

      (i) Nonqualified Stock Options, as described in Article 2; or

      (ii) Incentive Stock Options, as described in Article 3.

1.07. Aggregate Limitation on Awards.

      Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock. The maximum number of shares of Common Stock for which Options may be issued under the Plan shall be 1,000,000 shares, subject to adjustment as provided herein. If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 1.04(a)(3).

1.08. Term of Plan.

      No Options shall be granted under the Plan after February 20, 2011; provided, however, that the Plan and all Options under the Plan granted prior to that date shall remain in effect until the Options have been satisfied or terminated in accordance with the Plan and the terms of the Options.

                                   ARTICLE 2
                          NONQUALIFIED STOCK OPTIONS

2.01. Award of Nonqualified Stock Options.

      The Committee may from time to time, and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02. Nonqualified Stock Option Agreements.

      The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option agreement, executed by the Company and the holder of a Nonqualified Stock Option, stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

2.03. Nonqualified Stock Option Price.

      Except as otherwise provided herein in the case of an exchange, the option price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be at least 50% of the fair market value of a share of Common Stock on the date the Option is granted. As used in this Plan, the "fair market value of a share of Common Stock on the date the Option is granted" shall mean
(i) if shares of Common Stock are listed or admitted to trading on any securities exchange, the Nasdaq Stock Market or the Nasdaq SmallCap Market, the closing price, regular way, on the last preceding full business day during which such shares have been sold on or through such exchange or quotation system, or if no sale has taken place within 10 days prior to the date the determination of fair market value is made, the average of the closing bid and asked prices on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made; (ii) if shares of Common Stock are publicly traded but are not then listed or admitted to trading on any securities exchange, the Nasdaq Stock Market or the Nasdaq SmallCap Market, the average of the closing bid and the asked prices for the shares on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made, as reported by a reputable quotation source; or (iii) in any other instance, the value of the Common Stock as determined in good faith by the Board of Directors and certified in a board resolution. Notwithstanding the foregoing, if a Nonqualified Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Nonqualified Stock Option issued under this Plan may, at the election of the Committee, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04. Term and Exercise.

      Each Nonqualified Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Nonqualified Stock Option agreement. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, Nonqualified Stock Options shall vest in 25 percent increments, with the first 25 percent increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that if the participant at the date of grant is an employee of the Company, the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, as to a participant who is an employee on the date of grant, vesting terminates once the participant is no longer an employee.

      Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in section 2.07, 2.08, 2.09 or 2.10, unless the Nonqualified Stock Option agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of Section 2.07, 2.08, 2.09 or 2.10 shall not apply to cause the Nonqualified Stock Option to earlier terminate. A Nonqualified Stock Option shall not be exercisable after the expiration of its term.

2.05. Manner of Payment.

      Except as may otherwise be permitted under the Option agreement, upon the exercise in respect of any shares of Common Stock subject thereto, the participant shall pay to the Company, in full, the option price for the shares in cash or with shares of Common Stock which have been held by the participant for at least six months or, if the Common Stock is then publicly traded, through either the surrender of immediately exercisable options having a value at the time of exercise equal to the aggregate exercise price of the Options to be exercised or another appropriate method of cashless exercise, as may be determined by the Committee.

2.06. Certificates.

      As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Nonqualified Stock Option, the Company shall deliver a certificate or certificates for those shares of Common Stock to the participant. The participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.07. Death of Participant.

      (a) Unless modified pursuant to Section 2.04, upon the death of the participant, any rights to the extent exercisable on the date of death may be exercised by the participant's estate, or by a person who acquires the right to exercise the Nonqualified Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining effective term of the Nonqualified Stock Option and one year after the participant's death.

      (b) If the participant is an employee, the provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08. Retirement or Disability.

      Unless modified pursuant to Section 2.04, if a participant is an employee, upon termination of the participant's employment by reason of retirement or permanent disability (as each is determined by the Committee), the participant may, within 36 months from the date of termination, exercise any Nonqualified Stock Options to the extent the Options are exercisable during that 36-month period.

2.09  Forfeiture for Cause.

      Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 2.09, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

2.10. Termination for Other Reasons.

      Unless modified pursuant to Section 2.04, if the participant is an employee, except as provided in sections 2.07, 2.08 and 2.09, the employee's Nonqualified Stock Options shall terminate three months after the termination of the participant's employment.


                                   ARTICLE 3
                            INCENTIVE STOCK OPTIONS

3.01. Award of Incentive Stock Options.

      The Committee may, from time to time and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company one or more "incentive stock options" (intended to qualify under the provisions of Code
Section 422) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.
Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its parent or subsidiaries unless the option price per share complies with the requirements set forth in section 3.03.

3.02. Incentive Stock Option Agreements.

      The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

3.03. Incentive Stock Option Price.

      The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted, unless the option has been granted to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company. In that case, the option price shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04. Term and Exercise.

      Each Incentive Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Incentive Stock Option Agreement. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, Incentive Stock Options shall vest in 25 percent increments, with the first 25 percent increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, vesting terminates once the participant is no longer an employee.

      Each Incentive Stock Option shall be for a term of 10 years (5 years in the case of an award to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company), subject to earlier termination as provided in section 3.06,
3.07 or 3.08, unless the Incentive Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 3.06, 3.07 or 3.08 shall not apply to cause the Incentive Stock Option to earlier terminate, so long as the modifications shall not cause the Incentive Stock Option granted thereby to cease to qualify as an "incentive stock option" under Code Section 422. An Incentive Stock Option shall not be exercisable after the expiration of its term.

3.05. Maximum Amount of Incentive Stock Option Grant.

      The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to all Incentive Stock Options granted to a participant which are exercisable for the first time by the participant in any calendar year shall not exceed $100,000.

3.06. Death of Participant.

      (a) Unless modified pursuant to Section 3.04, upon the death of the participant, any Incentive Stock Option exercisable on the date of death may be exercised by the participant's estate or by a person who acquires the right to exercise the Incentive Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the participant's death.

      (b) The provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07. Retirement or Disability.

      Unless modified pursuant to Section 3.04, upon the termination of the participant's employment by reason of permanent disability or retirement (as each is determined by the Committee), the participant may, within 36 months from the date of termination of employment, exercise any Incentive Stock Options to the extent the Incentive Stock Options were exercisable at the date of termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to a participant who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

3.08. Forfeiture for Cause.

      Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 3.08, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

3.09. Termination for Other Reasons.

      Unless modified pursuant to Section 3.04, except as provided in sections 3.06, 3.07 and 3.08, all Incentive Stock Options shall terminate three months after the termination of the participant's employment.

3.10. Applicability of Nonqualified Stock Options Sections.

      Sections 2.05 and 2.06 hereof shall apply equally to Incentive Stock Options. Those sections are incorporated by reference in this Article 3, but substituting Incentive Stock Option for Nonqualified Stock Option, as though fully set forth herein.


                                   ARTICLE 4
                              LOCK-UP PROVISIONS

4.01. Lock-up Period.

      If the Company may elect to distribute its shares in any initial or follow-on underwritten public offerings, the underwriter may require as a condition of any such offering that certain of the then existing securityholders of the Company agree to a lock-up of the shares of the Company's Common Stock held by them or issuable to them upon the exercise of Options for a period commencing with the filing of a registration statement with the Securities and Exchange Commission and continuing for up to 270 days after the effective date thereof (the "Lock-up Period").

4.02. Restrictions on Disposition.

      It is a condition to the issuance of Options hereunder that, except to the extent permitted herein or otherwise by the Company, no participant in the Plan will be permitted during the Lock-up Period to sell or otherwise dispose of any shares of Common Stock issued or issuable to such participant upon the exercise of an Option. Without limiting the foregoing, no participant shall be permitted during the Lock-up Period from (i) offering, pledging, announcing the intention to sell, selling, issuing, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any shares, or (ii) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, this Section
4.02 shall not prohibit any transfer or other disposition by a participant involving (i) a transfer or disposition of shares on his or her death to the participant's estate, executor, administrator or personal representative or to the participant's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or (ii) a transfer or disposition of shares as a bona fide gift, provided that, in either such event, the transferee, pledgee or other person receiving such shares shall be subject to all of the restrictions set forth in this Article 4 and, if required by the Company, shall agree in writing to be bound by such provisions.

4.03. Restrictive Legend.

      In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the Company's securities are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of the terms of this Section 4.01. The Company may place an appropriate restrictive legend and a stop transfer order restricting a transfer of any shares that would violate the terms of this Article 4.


                                   ARTICLE 5
                           EXTRAORDINARY TRANSACTIONS

5.01. Change of Control.

      Notwithstanding anything to the contrary contained in this Plan, except to the extent otherwise provided in any Option agreement, upon the occurrence of a Change of Control, all then unvested options shall immediately vest and be exercisable.

      As used in this Section 5.01, the term "Change of Control" means:

      (i) The Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of the merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the corporation or entity immediately after the transaction is held in the aggregate by the holders of Voting Stock immediately prior to the transaction;

      (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of the sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to the sale or transfer;

      (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any Person, other than an Existing Stockholder, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock; or

      (iv) If, during any period of two consecutive years, individuals who at the beginning of that period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds (2/3rds) thereof; provided, however, that for purposes of this
                              --------  -------
            clause (iv) each Director of the Company who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least a majority of the Directors of the Company (or a committee of the Board) then still in office who were Directors of the Company at the beginning of that period shall be deemed to have been a Director of the Company at the beginning of that period.

      As used in this Section 5.01, the term "Existing Stockholder" shall mean any Person who is the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock as of the date of the adoption of this Plan.

      As used in this Section 5.01, the term "Person" means any "person" as used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

      As used in this Section 5.01, the term "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors.

5.02. Rights of the Company.

      The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.03. Certain Extraordinary Transactions.

      If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another company while unexercised Options remain outstanding under the Plan, the Board may make any provision as it deems appropriate in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options, stock appreciation rights or stock awards covering the stock of the successor Company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, or may make such awards to the holders as it deems appropriate based on such factors as the exercise price of such Option, the kind and value of the consideration to be received by the Company in any such merger, consolidation, liquidation, or sale and like factors. Any such determination made by the Board or Committee shall be final, binding and conclusive.


                                   ARTICLE 6
                                 MISCELLANEOUS

6.01. General Restriction.

      Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares of Common Stock thereunder, the Option may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.02. Non-Assignability.

      Unless the Committee determines otherwise as provided in a Nonqualified or Incentive Stock Option Agreement, no Option under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. If not determined otherwise by the Committee, during the life of the recipient, the Option shall be exercisable only by that person or by that person's guardian or legal representative.

6.03. Withholding Taxes.

      Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements to the Company prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

6.04. Right to Terminate Employment.

      Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.

6.05. Non-Uniform Determinations.

      The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, number of shares awarded with, and timing of Options, the terms and provisions of Options and the agreements evidencing Options) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not the persons are similarly situated.

6.06. Rights as a Shareholder.

      The recipient of any Option under the Plan shall not have the right to vote or any other rights as a shareholder unless and until certificates for shares of Common Stock are issued to that person. Nothing herein shall entitle the participant to require the Company to register with the SEC any shares of Common Stock issued or issuable to the participant.

6.07. Leaves of Absence.

      The Committee shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on Options under the Plan previously made to any recipient who takes a leave of absence.

6.08. Adjustments.

      In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options previously granted under the Plan, the option price of Options previously granted under the Plan and any and all other matters deemed appropriate by the Committee.

6.09. Amendment of the Plan.

      The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, except that (i) no such modification of any Option or amendment of the Plan shall affect any participant's rights under an Option previously granted unless the participant consents thereto and (ii) shareholder approval to any amendment of the Plan shall be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.

                                                                         ANNEX B

                                BELMONT BANCORP.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER


I.   Mission Statement

     The Audit Committee (the "Committee" or the "Audit Committee") exists to assure the integrity of financial information, to oversee the financial reporting process, and to monitor Belmont Bancorp.'s (the "Corporation") system of internal controls and safeguards.

II.  Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. All members of the Committee shall have working knowledge of basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management experience.

III. Meetings

     The Committee shall meet at least once quarterly, or more frequently as circumstances dictate. The Committee shall meet at least once annually with management, the internal auditors and the outside auditors in separate sessions to discuss matters that should be discussed privately. Additionally, the Committee Chair shall consider meeting with the outside auditors and management on a quarterly basis to review the Corporation's financial information. The Committee Chair will review with the Committee the SAS No. 61 communications from the outside auditors on a quarterly basis.

IV.  Responsibilities and Duties

     The Committee shall:

                               Review of Reports

     . Review and update this Charter at least annually, as conditions dictate.

     . Review the Corporation's annual financial statements and any other financial information or reports submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the outside auditor s.

     . Review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     . Review with financial management and the outside auditors the quarterly report prior to its filing. The Chair shall represent the Committee at these meetings.

                                Outside Auditors

     . Recommend to the Board the selection of the outside auditors, who are accountable to the Board and to the Audit Committee as representatives of the shareholders. The Committee shall consider the independence and effectiveness of the outside auditors and approve the fees and other compensation to be paid. The Committee shall oversee the independence of the accountants and, on an annual basis, ensure receipt from the accountants of a formal written statement delineating all relationships between the Corporation and the outside auditors, consistent with Independent Standards Board Standard No. 1,

     . and actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may affect the outside auditors' objectivity and independence.

     . Evaluate the performance of the outside auditors, and make recommendations to the Board of Directors as to the selection, retention and replacement of the outside auditors and advise the outside auditors that they ultimately are accountable to the Committee and the Board of Directors.

     . Consult with the outside auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

                          Financial Reporting Process

     . In consultation with the outside auditors and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     . Consider the outside auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     . Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the outside auditors, management, or the internal auditors.

                                  Improvements

     . Following the annual audit, review separately with each of management and the outside and inside auditors any significant difficulties encountered during the scope of the audit, including any restriction on the scope of work or access to required information.

     . Review with the outside auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

                             Proxy Statement Report

     . Include a Committee report in the Corporation's proxy statement, including:

       (a) whether the Committee has reviewed and discussed the Corporation's audited financial statements with management;

       (b) whether the Committee has discussed with the outside auditors the matters required to be discussed by SAS 61;

       (c) whether the Committee has received the written disclosures and letter from the Corporation's outside auditors relating to their independence as required by Independent Standards Board Standard No. 1, and has discussed with the outside auditors their independence; and

       (d) whether the Committee has recommended to the Board of Directors, based upon the reviews and discussions referenced to in (a), (b) and
           (c), that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K.

     Compliance
     ----------

     . Review with management and the outside accountant the degree of compliance with laws and regulations in the banking industry.

                                     Other

     . Review with management the outside auditor's proposals to provide other bank services such as consulting.

     . Maintain minutes and other relevant records of their meetings and decisions.

 X  PLEASE MARK VOTES
--- AS IN THIS EXAMPLE


                                REVOCABLE PROXY
                                BELMONT BANCORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 2001

     KNOW ALL MEN BY THESE PRESENT that I the undersigned Shareholder of BELMONT BANCORP., do hereby nominate, constitute and appoint Kelley Archer, David L. Barnes and Harry W. White, or any of them, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Company standing in my name at the Annual Meeting of its Shareholders to be held at Undo's Restaurant, 51130 National Road, St. Clairsville, Ohio, on May 21, 2001, at 11:00 A.M., or at any adjournments thereof with all the powers the undersigned would possess if personally present. Said proxies shall vote the shares as directed by the undersigned and, in their discretion, on all other matters that may properly come before the meeting. The undersigned directs said proxies to vote as specified upon items shown on this proxy, which are referred to in the Notice of Annual Meeting and described in the Proxy Statement. If this proxy is properly executed and returned by the undersigned unmarked, said proxies will vote FOR all of the proposals. Any proxy that is not properly executed shall be ineffective.

     1. For the election of Joseph F. Banco, John H. Goodman, II, James R. Miller, Keith A. Sommer and Robert W. Whiteside to hold office until the annual meeting in 2004, with authority to distribute the votes among the nominees as the proxies may determine in their discretion.


        _____ For  _____ Withhold  _____ For All Except

        INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


        ------------------------------------------------------------------------

     2. To consider and act upon a proposal to approve the Belmont Bancorp. 2001 Stock Option Plan.


        _____ For  _____ Against  _____ Abstain

     3. To consider and act upon a proposal to ratify the appointment of Crowe, Chizak and Company LLP as independent auditors for the year ending December 31, 2001.


        _____ For  _____ Against   _____ Abstain

        When signing in a fiduciary capacity, please give full title. All joint owners should sign.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ITEMS.

Please be sure to sign and date the Proxy in the box below.


---------------------------   --------------------------------     -------------
Stockholder sign above        Co-holder (if any) sign above        Date


--------------------------------------------------------------------------------

Detach above card, sign, date and mail in postage paid envelope provided.

BELMONT BANCORP.
Bridgeport, Ohio

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE TO REGISTRAR AND TRANSFER COMPANY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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